« Trinseo S.A. »

Société Anonyme

26-28, rue Edward Steichen

L-2540 Luxembourg

(Grand-Duché de Luxembourg)

R.C.S. Luxembourg: B153549

(la « Société » )

La Société a été constituée en date du 3 juin 2010 suivant un acte notarié, publié au Mémorial C, Recueil des Sociétés et Associations numéro 1466 du 16 juillet 2010.

Les Statuts ont été modifiés en dernier lieu en date du 14 juin 2021 suivant acte notarié reçu par Maître Danielle KOLBACH, notaire de résidence à Junglinster (Grand-Duché de Luxembourg).

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UPDATED & COORDINATED ARTICLES OF ASSOCIATION

as of June 14, 2021

STATUTS COORDONNÉS

en date du 14 juin 2021

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I. Name - Registered office - Object - Duration

1. Name. The name of the company is «Trinseo S.A.» (the Company). The Company is a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915, on commercial companies, as amended from time to time (the Company Law), and these articles of association (the Articles).

2. Registered office.

2.1 The Company’s registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board), and the Board may amend the Articles to reflect this change.

2.2 Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office or the communication between that office and persons abroad, the registered office may be temporarily transferred abroad until such developments or events have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

3. Corporate object.

3.1 The Company’s object is the acquisition of participations, in Luxembourg or abroad, in any company or enterprise in any form whatsoever, and the management, development and sale of those participations. The Company may in particular acquire and sell, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2 The Company may borrow in any form. The Company may issue notes, bonds and any kind of debt and equity securities. It may issue convertible funding instruments and warrants. The Company may lend funds, including, without limitation, the proceeds of any borrowings to its subsidiaries and affiliated companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, subsidiary or affiliate, and, generally, for its own benefit and that of any other company or person. The Company may issue warrants or any other instrument which allows the holder of such instrument to subscribe for shares in the Company. For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorisation.

3.3 The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4 The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property, which directly or indirectly, favours or relates to its corporate object (including without limitation the performance of any kind of services to its subsidiaries).

4. Duration.

4.1 The Company is formed for an unlimited period.

4.2 The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one (1) or more shareholders of the Company (each a Shareholder, and, together, the Shareholders).

II. Capital - Shares

5. Issued share capital.

5.1 The issued share capital is set at four hundred eighty-seven thousand seven hundred seventy-nine United States Dollars and thirty-four United States Dollar cents (USD 487,779.34), represented by forty-eight million seven hundred seventy-seven thousand nine hundred thirty-four (48,777,934) ordinary shares with nominal value of one United States Dollar cent (USD 0.01) each, all subscribed and fully paid-up (the Shares).

5.2 The authorised share capital is set at five hundred million United States Dollars (USD 500,000,000) represented by fifty billion (50,000,000,000) shares.

5.3 The issued share capital and the authorised share capital may be increased or decreased once or several times by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of these Articles.

5.4 Subject to the provisions of the Company Law and these Articles, each Shareholder has a preferential subscription right in the event of the issuance of new Shares by the Company in return for contributions in cash. Such preferential subscription right shall be proportional to the fraction of the capital represented by the Shares held by each Shareholder immediately prior to such issuance.

5.5 The Board is authorised, for a period of five (5) years from the date of publication of these Articles as agreed to be amended on June 20, 2018 , and without prejudice to any renewals, to:

(a)increase the issued share capital, in whole or in part and on one (1) or more occasions, up to 20 percent of the existing share capital without preemptive rights and up to 100 percent of the existing share capital with preemptive rights, with the rights as set out in these Articles, against payment in cash or in kind or against a contribution of share premium, account 115, distributable reserves or retained earnings;
(b)determine the place and date of the issue (or any successive issue) and the terms and conditions of the subscription for the Shares;
(c)determine the allocation of the subscription price for the Shares to the share capital, share premium and/or any other reserve account of the Company;
(d)limit and/or withdraw the preferential subscription rights of existing Shareholders in case of an issuance of Shares, as the case may be; and

record each such share capital increase by way of a notarial deed and amend the register of Shares to reflect the amendment accordingly.

5.6 The Shareholders’ preferential subscription rights to any Shares may also be limited or cancelled by a resolution of the General Meeting adopted with the same majority and quorum as set out in Section 9.4.3 of these Articles.

5.7 Whenever the General Meeting or Board has effected a share capital increase pursuant to the foregoing provisions, Section 5.1 of these Articles shall be amended so as to reflect the increase.

5.8 The Board is authorised to carry out (i) a free allocation of new Shares (within the limits of the Company’s authorised share capital as detailed at Articles 5.2 and 5.5 above) and (ii) to allocate existing Shares for no consideration, in each case to those persons to whom such free allocation or issuance is permitted in the Company Law.  The Board is further authorised to set the terms and conditions of such allocation or issuance.

6. Shares.

6.1 Each Share is indivisible. In case of the holding of a Share by more than one person, the Company has the right to suspend the exercise of all rights attaching to such jointly held Share (except the information rights provided by Article 73 of the Company Law) until a sole person has been designated as the holder of such Share towards the Company.

6.2 All Shares shall be identical in all respects and shall share rateably in the payment of dividends and in any distribution of assets which are allocated to such Shares in accordance with the payment allocation set out in Section 12 of these Articles.

6.3 A register of shares (the Register) shall be kept at the registered office and may be examined by any Shareholder during normal business hours subject to reasonable notice and the provisions of Article 39 of the Company Law.

6.4 Subject to Section 6.5, the Company shall consider the person in whose name Shares are recorded in the Register to be the owner of those Shares.

6.5 Where Shares are recorded in the Register on behalf of one (1) or more persons (each a Beneficiary) in the name of a securities settlement system or the operator of such a system or in the name of a professional depositary of securities or any other depositary or of a sub-depositary designated by one (1) or more of such depositaries (each such systems, professionals or other depositaries or sub-depositories, a Depositary), the Company shall:

(a)permit the Beneficiary to exercise the rights attaching to those Shares, including admission to and voting at General Meetings; and

(b)consider the Beneficiary to be the owner of such Shares and the relevant Depositary may only exercise the voting rights attaching to such Shares if it and the Company (or its agent) has not received instructions from the Beneficiary of the Shares, subject to the Company or its agent having received from the Depositary with whom those Shares are kept in account a confirmation of the identity of the Beneficiary and the Shares held on their behalf. The Board shall determine the requirements with regard to the form and content of such confirmation to be provided by the Depositary.

6.6 Notwithstanding the provisions of Section 6.5, the Company shall make payments by way of dividends or otherwise to the Depositary recorded in the Register, or in accordance with the Depositary’s instructions. Any such payment(s) shall release the Company from any and all obligations in respect of such payment(s).

6.7 A share transfer shall be carried out by the entry in the Register of a declaration of transfer, duly signed and dated by either:

(a) both the transferor and the transferee or their authorised representatives; or

(b) any authorised representative of the Company,

following a notification to, or acceptance by, the Company, in accordance with Section 1690 of the Luxembourg Civil Code, it being understood that when the Shares are recorded in the Register on behalf of Beneficiaries in the name of a Depository in accordance with Section 6.5 of these Articles, the transfer between Beneficiaries shall be made in accordance with the rules and regulations of the relevant Depository. Any document recording the agreement between the transferor and the transferee, which is validly signed by both parties, may also be accepted by the Company as evidence of a share transfer.

6.8 The Company may repurchase its Shares within the limits set out in the Company Law and these Articles.

III. Management - Representation

7. Board of directors.

7.1 Composition of the board of directors

7.1.1 The Company shall be managed by the Board, which shall consist of a minimum of three (3) directors and a maximum of thirteen (13) directors, (each a Director and together, the Directors).

7.1.2 The Directors need not be Shareholders.

7.1.3 The General Meeting shall appoint Directors and determine their number, remuneration and term of office.  Prior to the 2019 annual general meeting of shareholders, the Directors shall be and are divided into three classes designated as Class I, Class II, and Class III. Each director elected prior to the 2019 annual general meeting of shareholders shall serve for the full term to which such director was elected.  Following the expiration of the term of (a) the Class I directors in 2021, (b) Class II directors in 2019, and (c) the Class III directors in 2020, the directors in each such class shall be elected for a term expiring at the succeeding Annual General Meeting. Commencing at the 2021 annual general meeting of shareholders, all Directors shall then be elected at each Annual General Meeting for terms expiring at the succeeding annual general meeting of shareholders.  Directors may be removed at any time, with or without cause, by a resolution of the General Meeting.

7.1.4 No legal entity shall be appointed as Director.

7.1.5 If the office of a Director becomes vacant, the other Directors, acting by a simple majority, may fill the vacancy on a provisional basis until a new Director is appointed by the next General Meeting.

7.2 Powers of the board of directors

7.2.1 All powers not expressly reserved to the Shareholders by the Company Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company’s corporate object.

7.2.2 The Board may delegate special or limited powers to one (1) or more agents for specific matters. The Board may also establish, and delegate specific powers to, one (1) or more committees.

7.2.3 The Board is authorised to delegate the day-to-day management, and the power to represent the Company in this respect, to one (1) or more Directors, officers, managers or other agents, whether Shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one (1) or more Directors, the Board must report to the annual General Meeting any salary, fee and/or any other advantage granted to those Director(s) in connection with such delegation during the relevant financial year.

7.3 Procedure

7.3.1 The Board shall appoint from among its members a chairman (the Chairman) and may choose to appoint choose a secretary (the Secretary). The Secretary need not be a Director and will be responsible for keeping the minutes of the meetings of the Board and of General Meetings. The Chairman will remain Chairman of the Board after the term of his mandate as Director if his mandate as Director is renewed by the General Meeting.

7.3.2 The Board shall meet at the request of the Chairman, or any two (2) Directors jointly, at the date, time and place indicated in the notice, which shall, in principle, be in the Grand Duchy of Luxembourg.

7.3.3 Written notice of any Board meeting shall be given to all Directors at least twenty-four (24) hours in advance of the date set for such meeting, except in the case of an emergency, in which case the nature of such circumstances shall be set out in the notice.

7.3.4 No written notice is required if all Directors are present or represented at the meeting and if they state to have been duly informed and to have full knowledge of the agenda of the meeting. If all Directors consent in writing to waive notice either before or after the meeting, written notice of a meeting shall not be required. Separate written notices shall not be required for meetings which are held at times and places indicated in a schedule previously adopted by a resolution of the Board.

7.3.5 A Director may grant to another Director a power of attorney in order to be represented at any Board meeting.

7.3.6 The Board may only validly deliberate and act if a majority of its members and the Chairman are present or represented. If this quorum is not reached, a second Board meeting shall be convened with the same agenda and such reconvened Board meeting may validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the Directors present or represented. The Chairman shall have a casting vote in the event of a tied vote. In circumstances in which the Chairman is conflicted or absent, a new chairman must be appointed for that specific meeting and shall have a casting vote in the event of a tied vote.

7.3.7 Board resolutions shall be recorded in minutes signed by the Chairman, by all Directors present or represented at the meeting, or by the Secretary (if any).

7.3.8 Any Director may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

7.3.9 Circular resolutions signed by all Directors shall be valid and binding as if passed at a duly convened and held Board meeting, and shall bear the date of the last signature.

7.3.10 A Director who has a personal interest in a transaction which conflicts with the interests of the Company shall advise the Board accordingly and have the statement recorded in the minutes of the meeting at which such matter is discussed. The Director concerned shall not take part in the deliberations or vote concerning that matter. A special report on the relevant matter shall be submitted to the next General Meeting, before any other matter is put to the vote at that meeting. These provisions do not apply where the decision of the Board relates to transactions entered into under fair market conditions in the ordinary course of business.

7.4 Representation

The Company shall be bound towards third parties in all matters by:

(a)the joint signature of any two (2) Directors;

(b)the individual signature of the member(s) of a management committee, if such committee has been formed by the Board;

(c)the signature of a management director, if one has been appointed by the Board;

(d)the joint or single signature of any person(s) to whom the Board has delegated such authority vis-à-vis third parties; and

(e)the individual signature of any other person to whom the Board has delegated the daily management of the Company in accordance with the Articles, and then only within the scope such person’s daily management responsibilities.

8. Liability and indemnification of the Directors.

8.1 To the broadest extent permitted by Luxembourg law, the Directors may not be held personally liable by reason of their office for any commitment or other act or omission they have validly made in the Company’s name, provided those commitments, acts or omissions comply with the Articles and the Company Law.

8.2 Subject to Section 8.3 of these Articles, the Company may, to the broadest extent permitted by Luxembourg law, indemnify any Director, as well as any former Director for any costs, fees and expenses, damages, judgments, or other amounts reasonably incurred by him or her in the defence or resolution (including a settlement) of any legal actions or proceedings, whether they be civil, criminal or administrative, to which he may be made a party by virtue of his former or current role as Director of the Company.

8.3 A former or current Director or member of the management board will not be indemnified in case of fraud.

8.4 The indemnification right set out in Section 8.2 of these Articles shall:

(a) not be forfeited in the case of a settlement of any legal actions or proceedings, whether they be civil, criminal or administrative; and

(b) inure to the benefit of the heirs and successors of the former or current member of the board of Directors without prejudice to any other indemnification rights that he may otherwise claim.

8.5 Subject to any procedures that may be implemented by the Board in the future, the expenses for the preparation and defence in any legal action or proceeding covered by this Section 8 shall be advanced by the Company, provided that the concerned former or current Director delivers an unsecured written commitment that all sums paid in advance will be reimbursed to the Company if it is ultimately determined that he is not entitled to indemnification under this Section 8.

IV. General meeting of shareholders

9. General Meeting of Shareholders. For the purpose of this Section 9, the term «Shareholder» shall (i) include any Beneficiary with voting rights and (ii) exclude any Depositary without voting rights, in accordance with Section 6.5 above.

9.1 General

Resolutions of the Shareholders are adopted at an annual General Meeting (an Annual General Meeting) or an extraordinary General Meeting (an Extraordinary General Meeting).

9.2 Convening formalities

9.2.1 The Board, the Chairman and the Authorised Statutory Auditor (as defined in Section 11) may convene a General Meeting.

A General Meeting must be called upon written request of one (1) or more Shareholders representing at least ten percent (10%) of the Shares. The Shareholders shall indicate the agenda in their written request. The General Meeting shall be convened within one (1) month of such request.

One or more Shareholders representing at least ten percent (10%) of the Shares may (i) request the addition of one (1) or several items on the agenda of any General Meeting and (ii) draft resolutions for items in this respect. Such request including draft resolutions must:

(a) be in writing and sent to the Company by post or electronic means to the address provided in the Convening Notice (as defined below) and be accompanied by a justification or draft resolution to be adopted in the General Meeting;

(b) include the postal or electronic address at which the Company may acknowledge receipt of the requests; and

(c) be received by the Company at least twenty-two (22) days before the date of the relevant General Meeting.

The Company shall acknowledge receipt of requests referred to above within forty-eight (48) hours from receipt. The Company shall prepare a revised agenda including such additional items on or before the fifteenth (15 th ) day before the date of the relevant General Meeting.

9.2.2 Convening notices for every General Meeting (each a Convening Notice) shall be published at least thirty (30) days before the date of the General Meeting:

(a) in the Official Gazette (Mémorial) and in a Luxembourg newspaper; and

(b) in such media which may reasonably be expected to be relied upon for the effective dissemination of information to the public.

9.2.3 If the required quorum (if any) is not met on the date of the first convened General Meeting another meeting may be convened by publishing the Convening Notice in the Official

Gazette and a Luxembourg newspaper seventeen (17) days prior to the date of the reconvened meeting provided that (a) the first General Meeting was properly convened; and (b) no new item has been added to the agenda.

9.2.4 The Convening Notice shall contain at least the following information:

(a) a precise indication of the date and location of the General Meeting and its proposed agenda; and

(b) a clear and precise description of the procedures that Shareholders must follow in order to participate in and to cast their vote in the General Meeting, including information on:

(i) the procedure for voting by proxy, notably the forms to be used to vote by proxy and the means by which the Company is prepared to accept electronic notification of appointment of proxy holders; and

(ii) where applicable, the Record Date with an explanation of the manner in which Shareholders must register and a statement that only persons who are Shareholders at the Record Date shall have the right to participate and vote in the General Meeting.

9.2.5 For a continuous period from the date of publication of the Convening Notice of the General Meeting and including the date of the General Meeting, the Company must make available to its Shareholders on its website the following information:

(a) the Convening Notice;

(b) the total number of Shares and the voting rights as at the date of the Convening Notice including separate totals for each class of Shares when the Company's issued capital is divided into two or more classes of shares;

(c) the documents to be submitted to the General Meeting;

(d) the draft resolutions of the General Meeting or where no such resolutions are proposed to be adopted, a comment from a Director for each item on the proposed agenda of the General Meeting. Any draft resolution(s) submitted by Shareholder(s) shall be added to the website as soon as possible after the Company has received them; and

(e) where applicable, the forms to be used to vote by proxy and to vote by correspondence, unless such forms are sent directly to each Shareholder.

Where the forms referred to in item (e) above cannot be made available on the website for technical reasons, the Company shall indicate on its website how the forms can be obtained on paper. In this case the Company shall be required to send the forms by post and free of charge to every Shareholder who so requests.

9.2.6 The Convening Notice is sent to registered Shareholders, the Directors and the Authorised Statutory Auditors (as defined in Section 11) (the Addressees) within the thirty (30) day or seventeen (17) day period, as applicable, referred to in Section 9.2.2 and Section 9.2.3 above. This communication shall be by letter to the Addressees, unless the Addressees (or any one (1) of them) have/has expressly and in writing agreed to receive communication by other means, in which case such Addressee(s) may receive the convening notice by such other means of communication.

9.3 Advance notice of Board nominations and proposals for other business

9.3.1 Nominations of persons for election to the Board and proposals for other business to be transacted at an Annual General Meeting may be made (i) by or at the direction of the Board or (ii) by any Shareholder who (A) was a Shareholder at the time of the giving of the notice contemplated in Section 9.3.2 below, (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 9.3.

Subject to Section 9.2.1 and except as otherwise required by law or these Articles, this Section 9.3 shall be the exclusive means for a Shareholder to make nominations or propose other business (other than nominations and proposals properly brought pursuant to applicable provisions of US federal law, including the United States Securities Exchange Act of 1934 (as amended from time to time, the Securities Exchange Act) and the rules and regulations of the Securities and Exchange Commission thereunder) before an Annual General Meeting.

9.3.2 Except as otherwise required by law, for nominations or proposals to be properly brought before an Annual General Meeting by a Shareholder pursuant to this Section 9.3, (i) the Shareholder must have given timely notice thereof in writing to the Company with the information contemplated by Section 9.3.3, including, where applicable, delivery to the Company of timely and completed questionnaires as contemplated by Section 9.3.3. The notice requirements of this Section 9.3 shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Company of his, her or its intention to present a proposal at an Annual General Meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act and such Shareholder’s proposal has been included in a proxy statement prepared by the Company to solicit proxies for such Annual General Meeting.

9.3.3 To be timely for purposes of Section 9.3.2, a Shareholder’s notice must be delivered to the Company at the registered office address of the Company on a date not later than the close of business on the ninetieth (90 th ) day nor earlier than the close of business on the hundred twentieth (120 th ) day prior to the date of the Annual General Meeting referred to in Section 10.4. In no event shall any adjournment or postponement of an Annual General Meeting or the announcement thereof commence a new time period for the delivery of such notice.

9.3.4 Such notice from a Shareholder must state: (i) as to each nominee that the Shareholder proposes for election or re-election as a Director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a Director pursuant to Regulation 14A under the Securities Exchange Act and such nominee’s written consent to serve as a Director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three (3) years, and any other material relationship, if any, between or concerning such Shareholder, any Shareholder Associated Person or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (ii) as to each proposal that the Shareholder seeks to bring before the Annual General Meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Articles, the language of the proposed amendment) and any material interest that the Shareholder has in the proposal; and (iii) (A) the name and address of the Shareholder giving the notice and the Shareholder Associated Person(s), if any, on whose behalf the nomination or proposal is made, (B) the number of Shares that are, directly or indirectly, owned beneficially or of record by the Shareholder or any

Shareholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any Shares or with a value derived in whole or in part from the value of any Shares, whether or not such instrument or right shall be subject to settlement in the underlying Shares or otherwise (each, a Derivative Instrument) directly or indirectly owned beneficially or of record by such Shareholder or Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of Shares of the Shareholder or Shareholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such Shareholder or Shareholder Associated Person has a right to vote any Shares, (E) any proportionate interest in Shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder or Shareholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such Shareholder or Shareholder Associated Person is entitled to based on any increase or decrease in the value of the Shares or Derivative Instruments, (G) any other information relating to such Shareholder or Shareholder Associated Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the Shareholder is entitled to vote at such Annual General Meeting and intends to appear in person or by proxy to propose such business or nomination, (I) a certification as to whether or not the Shareholder and all Shareholder Associated Persons, have complied with all applicable legal requirements in connection with the Shareholder’s and each Shareholder Associated Person’s acquisition of Shares or other securities of the Company and the Shareholder’s and each Shareholder Associated Person’s acts or omissions as a Shareholder or beneficial owner of securities of the Company, and (J) whether either the Shareholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s Shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of Shareholders reasonably believed by such Shareholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from Shareholders in support of such proposal or nomination.

For purposes of this Section 9.3, a «Shareholder Associated Person» of any Shareholder means: (i) any «affiliate» or «associate» (as those terms are defined in Rule 12b-2 under the Securities Exchange Act) of such Shareholder; (ii) any Beneficiary or other beneficial owner of any Share or other securities owned of record or beneficially by such Shareholder; (iii) any person directly or indirectly controlling, controlled by or under common control with any such Shareholder Associated Person referred to in Section (i) or (ii) above; and (iv) any person acting in concert in respect of any matter involving the Company or its Shares with either such Shareholder or any Beneficiary or other beneficial owner of any Share or other securities of the Company owned of record or beneficially owned by such Shareholder.

In addition, in order for a nomination to be properly brought before an Annual General Meeting by a Shareholder pursuant to Section (iii) of Section 9.3.1, any nominee proposed by a Shareholder shall complete a questionnaire, in a form provided by the Company, and deliver a signed copy of such completed questionnaire to the Company within ten (10) days of the date that the Company makes available to the Shareholder seeking to make such nomination or such nominee the form of such questionnaire. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent Director of the Company or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 9.3.3 shall be provided as of the date of such notice and shall be supplemented by the Shareholder not later than ten (10) days after the Record Date for the determination of Shareholders entitled to notice of the meeting to disclose any changes to such information as of the Record Date. The information required to be included in a notice pursuant to this Section 9.3.3 shall not include any ordinary course business activities of any Depositary or any other broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 9.3.3 on behalf of a Beneficiary or other beneficial owner of the Shares held by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such Beneficiary or other beneficial owner.

9.3.5 Subject to these Articles and applicable law, only persons nominated in accordance with procedures stated in this Section 9.3 shall be eligible for election as and to serve as Directors and the only business that shall be conducted at an Annual General Meeting is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 9.3. The chairman of the Annual General Meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 9.3 and, if any nomination or proposal does not comply with this Section 9.3, unless otherwise required by law, the nomination or proposal shall be disregarded.

9.3.6 Only such business shall be conducted at an Extraordinary General Meeting as shall have been brought before such meeting pursuant to the Convening Notice. Nominations of persons for election to the Board may be made at an Extraordinary General Meeting at which Directors are to be elected pursuant to the Convening Notice (1) by or at the direction of the Board or (2) provided that the Board has determined that Directors shall be elected at such meeting, by any Shareholder who is a Shareholder at the time the notice provided for in this Section 9.3 is delivered to the Company, who is entitled to vote at such meeting upon such election and who complies with the notice procedures set forth in this Section 9.3.

In the event the Company calls an Extraordinary General Meeting for the purpose of electing one (1) or more Directors, any such Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Convening Notice, if the Shareholder’s notice required by Section 9.3.2 shall be delivered to the Company at the registered office of the Company not later than the close of business on the later of the ninetieth (90 th ) day prior to such Extraordinary General Meeting or the tenth (10 th ) day following the day on which public announcement is first made of the date of the Extraordinary General Meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of an Extraordinary General Meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

9.3.7 For purposes of this Section 9.3, «public announcement» means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act.

9.3.8 Notwithstanding the foregoing provisions of this Section 9.3, a Shareholder shall also comply with applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 9.3. Nothing in this Section 9.3 shall affect any rights, if any, of Shareholders to request inclusion of nominations or proposals in the Company’s proxy statement pursuant to applicable provisions of federal law, including the Securities Exchange Act.

9.3.9 Notwithstanding the foregoing provisions of this Section 9.3, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the General Meeting to present a nomination or proposed business or does not provide the information required by Section 9.3.3, including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

9.3.10 For purposes of this Section 9.3, to be considered a qualified representative of the Shareholder, a person must be a duly authorised officer, manager or partner of such Shareholder or must be authorised by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

9.4 Proceedings at a General Meeting

9.4.1 Each Share is entitled to one (1) vote.

9.4.2 Except as otherwise required by law or by the Articles, resolutions at a duly convened General Meeting will be passed by a simple majority of those present or represented and voting. Action may only be taken at a General Meeting if at least fifty per cent (50%) of the Shares are represented. If a quorum shall fail to attend a General Meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

9.4.3 An Extraordinary General Meeting may only amend the Articles if at least fifty per cent (50%) of the Shares are represented and the agenda indicates the proposed amendments to the Articles, including the text of any proposed amendment to the Company’s object or form. If this quorum is not reached, a second Extraordinary General Meeting shall be convened by means of notices published in accordance with Section 9.2.2 of these Articles. Resolutions at the second Extraordinary General Meeting shall be valid regardless of the proportion of the share capital represented at that meeting. At both Extraordinary General Meetings, resolutions must be adopted by at least two-thirds (2/3) of the votes cast.

9.4.4 Any change in the nationality of the Company must be adopted by at least two-thirds (2/3) of the votes cast at a quorate meeting of shareholders.  Any increase in a Shareholder’s commitment in the Company in excess of the par value of its Shares shall require the unanimous consent of the Shareholders.

9.4.5 Every Shareholder shall have the right to ask questions related to items on the agenda of the General Meeting. The Board shall answer questions put to it by Shareholders subject to measures which it may take to ensure the identification of Shareholders, the good order of General Meetings and their preparation and the protection of confidentiality and the Company’s business interests.

The Board may provide one (1) overall answer to questions having the same content. Where the relevant information is available on the website of the Company in a question and answer format, the Board shall be deemed to have answered the questions asked by referring to the website.

9.4.6 Without prejudice to Section 9.2.4(b)(ii), a Shareholder may act at any General Meeting by appointing any other natural or legal person who need not be a Shareholder as its proxy in writing whether in original, by telefax, or e-mail to which an electronic signature (which is valid under Luxembourg law) is affixed. Such proxy shall enjoy the same rights to speak and ask questions during the General Meeting as those to which the Shareholder thus represented would be entitled. A Shareholder acting as a proxy shall be entitled to vote the Shares of the Shareholder he represents in addition to the vote of his own Shares. All the proxies must be received by the Board before the relevant resolution is put to a vote. A person acting as proxy may represent more than one (1) Shareholder.

9.4.7 The rights of a Shareholder to participate in a General Meeting and to vote in respect of any of his Shares are not subject to any requirement that his Shares be deposited with, or transferred to, or registered in the name of, another natural or legal person before the General Meeting.

9.4.8 The rights of a Shareholder to sell or otherwise transfer his Shares during the period between the Record Date (as defined in Section 9.4.9) below and the General Meeting to which it applies are not subject to any restriction to which they are not subject at other times.

9.4.9 The right of a Shareholder to participate in a General Meeting and exercise voting rights attached to its Shares are determined by reference to the number of Shares held by such Shareholder at midnight (00:00) on the day falling fourteen (14) days before the date of the General Meeting or such other day set by the Board and included in the Convening Notice (the Record Date). Each Shareholder shall, on or before the Record Date, indicate to the Company its intention to participate at the General Meeting. The Company determines the manner in which this declaration is made. For each Shareholder who indicates his intention to participate in the General Meeting, the Company records his name or corporate denomination and address or registered office, the number of Shares held by him on the Record Date and a description of the documents establishing the holding of Shares on that date.

9.4.10 Proof of the qualification as a Shareholder may be subject only to such requirements as are necessary to ensure the identification of Shareholders and only to the extent that they are proportionate to achieving that objective.

9.4.11 If all the Shareholders are present or represented at a General Meeting, and consider themselves as being duly convened and informed of the agenda of the General Meeting, the General Meeting may be held without prior notice.

9.4.12 The Board may determine any other conditions that must be fulfilled by the Shareholders for them to take part in any General Meeting in person or in proxy.

9.4.13 The Board shall elect a chairman of the General Meeting. The chairman shall appoint a secretary and scrutineer. The chairman, the secretary and the scrutineer form the General Meeting's bureau.

9.4.14 The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any Shareholder who wishes to do so.

9.4.15 However, in case decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere, they must be signed by the Chairman or by any two (2) Directors.

9.4.16 Within fifteen (15) days following the date of the General Meeting, the Company shall publish on its website the results of the votes passed at the General Meeting, including the number of Shares for which votes have been validly cast and the proportion of capital represented by such validly cast votes, the total number of votes validly cast, the number of votes cast for and against each resolution and, where applicable, the number of abstentions.

V. Annual accounts - Allocation of profits - Supervision

10. Financial year and approval of annual accounts.

10.1 The financial year begins on the first (1 st ) of January of each year and ends on the thirty-first (31 st ) of December of each year.

10.2 Each year, the Board must prepare the balance sheet and profit and loss account, together with an inventory stating the value of the Company’s assets and liabilities, with an annex summarising the Company’s commitments and the debts owed by the officers, Directors.

10.3 One month before the annual General Meeting, the Board shall provide the Authorised Statutory Auditors (as defined in Section 11), with a report on, and documentary evidence of, the Company’s operations. The Authorised Statutory Auditors (as defined in Section 11) shall then prepare a report to the Shareholders in accordance with the law.

10.4 The annual General Meeting shall be held at the registered office of the Company or in any other place within the municipality of the registered office, as may be specified in the notice of the meeting, on the first Monday of June of each year at 2 p.m. or at such other date and time within six (6) months of the end of the financial year specified by the Board. If that day is a legal holiday in Luxembourg, the annual General Meeting shall be held on the following Business Day.

11. Auditors.

11.1 The Company’s annual accounts and any consolidated financial statements as required to be prepared by law (Accounts) shall be drawn up in accordance with the applicable accounting standards and the law, and such Accounts shall be audited at least once in every year by an individual, partnership or company appointed as the réviseur d’entreprises agréé of the Company and taken from those members of the Institut des Réviseurs d'Entreprises of Luxembourg, that are authorised to perform audits by the Luxembourg Commission de Surveillance du Secteur Financier (the Authorised Statutory Auditor).

11.2 The Authorised Statutory Auditor (réviseur d’entreprises agréé) shall be elected by the General Meeting for a term not exceeding six (6) years and shall be eligible for re-appointment.

12. Allocation of profits.

12.1 Five per cent. (5%) of the Company’s annual net profits shall be allocated to the reserve required by law (the Legal Reserve) until such requirements is no longer necessary. This requirement ceases to be compulsory when the Legal Reserve reaches an amount of ten per cent. (10%) of the Company’s issued share capital, but shall again be compulsory if the Legal Reserve falls below the amount of ten per cent. (10%) of the Company’s issued share capital.

12.2 The General Meeting shall determine the allocation of the remaining balance of the annual net profits. The General Meeting may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

12.3 Interim dividends may be distributed, subject to the following conditions:

(a) the Board must draw up interim accounts;

(b) the interim accounts must show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the legal or a statutory reserve;

(c) within two (2) months of the date of the interim accounts, the Board must resolve to distribute the interim dividends; and

(d) the Authorised Statutory Auditor must prepare a report addressed to the Board which must verify whether the above conditions have been met.

VI. Dissolution - Liquidation

13. Dissolution - Liquidation. The Company may be dissolved at any time by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting shall appoint one (1) or more liquidators, who need not be Shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators shall have full power to realise the Company’s assets and pay its liabilities.

VII. General provision

14. General provision.

14.1 Notices and communications may be made or waived and circular resolutions may be evidenced in writing, by fax, e-mail or any other means of electronic communication.

14.2 Powers of attorney may be granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a Director, in accordance with such conditions as may be accepted by the Board.

14.3 Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference may appear on one (1) original or several counterparts of the same document, all of which taken together shall constitute one (1) and the same document.

14.4 All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the Shareholders from time to time.

Suit la traduction française du texte qui précède

I. Dénomination - Siège social - Objet - Durée

1. Dénomination. Le nom de la société est « Trinseo S.A. » (la Société). La Société est une société anonyme régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi sur les Société), ainsi que par les présents statuts (les Statuts).

2. Siège social.

2.1. Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution du conseil d’administration de la Société (le Conseil), qui peut modifier les Statuts en conséquence pour y refléter ce changement.

2.2. Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu’à l’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l’étranger, le siège social peut être transféré provisoirement à l’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, restera une société luxembourgeoise.

3. Objet social.

3.1. L’objet de la Société est la prise de participations, tant au Luxembourg qu’à l’étranger, dans toute société ou entreprise sous quelque forme que ce soit, et la gestion, le développement et la cession de ces participations. La Société peut notamment acquérir et céder par souscription, achat et échange ou de toute autre manière, tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit. Elle peut procéder à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut émettre des instruments de financement convertibles et des warrants. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales et sociétés affiliées. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société, filiale ou société affiliée et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. La Société peut émettre des warrants ou tout autre instrument qui permette au détenteur dudit instrument à souscrire à des actions de la Société. En tout état de cause, la Société ne peut exercer aucune activité réglementée du secteur financier sans avoir obtenu l’autorisation requise.

3.3. La Société peut employer toutes les techniques, moyens légaux et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui,

directement ou indirectement, favorisent ou se rapportent à son objet social (notamment, sans s’y limiter, l’exécution au profit de ses filiales de services de toute nature).

4. Durée.

4.1. La Société est constituée pour une durée indéterminée.

4.2. La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de l’incapacité, de l’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un (1) ou plusieurs actionnaires de la Société (chacun un Actionnaire et ensemble, les Actionnaires).

II. Capital - Actions

5. Capital émis.

5.1. Le capital social émis est fixé à quatre cent quatre-vingt-sept mille sept cent soixante-dix-neuf dollars américains et trente-quatre cents (USD 487.779,34) représenté par quarante-huit millions sept cent soixante-dix-sept mille neuf cent trente-quatre (48.777.934) actions ordinaires d'une valeur nominale d'un cent de dollar américain (USD 0,01) chacune, toutes souscrites et entièrement libérées (les Actions).

5.2. Le capital social autorisé, est fixé à cinq cent millions de dollars américains (USD 500.000.000) représenté par cinquante milliards (50.000.000.000) d’Actions.

5.3. Le capital social émis ainsi que le capital social autorisé peuvent être augmentés ou réduits à une ou plusieurs reprises par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des présents Statuts.

5.4 Sous réserve des dispositions de la Loi sur les Sociétés et des présents Statuts, chaque Actionnaire est titulaire d’un droit préférentiel de souscription lors de l’émission de nouvelles Actions par la Société en contrepartie d’un apport en numéraire. Ledit droit préférentiel de souscription est proportionnel à la fraction de capital représentée par les Actions détenues par chaque Actionnaire immédiatement avant ladite émission.

5.5. Le Conseil est autorisé, pendant une période de cinq (5) ans à compter de la date de publication des présents Statuts, modifiés comme convenu le 20 juin 2018, et sans préjudice de tout renouvellement, à :

(a)procéder à l’augmentation du capital social émis, en totalité ou en partie et en une (1) ou plusieurs occasions, jusqu’à 20 pour cent du capital social existant, sans droits de préemption et jusqu’à 100 pour cent du capital social existant, avec droits de préemption, avec des droits identiques à ceux prévus par les présents Statuts, contre paiement en numéraire ou en nature, ou contre un apport en prime d’émission, compte 115, réserves distribuables ou bénéfices non distribués ;
(b)déterminer les lieux et dates de l’émission (ou toute émission successive) et les termes et conditions de la souscription des Actions ;
(c)déterminer l’affectation du prix de souscription des Actions au capital social, à la prime d’émission et/ou à tout autre compte de réserve de la Société ;
(d)limiter et/ou supprimer les droits préférentiels de souscription des Actionnaires existants en cas d’émission d’Actions, le cas échéant ; et constater toute augmentation de capital social par acte notarié et en conséquence modifier le registre des Actions afin d’y refléter lesdites modifications.

5.6 Les droits préférentiels de souscription des Actionnaires concernant toutes Actions peuvent être limités ou annulés par une résolution de l’Assemblée Générale adoptée avec une majorité et un quorum identiques à ceux prescrits à l’Article 9.4.3 des présents Statuts.

5.7 Chaque fois que l’Assemblée Générale ou le Conseil procédera à une augmentation de capital en application des stipulations précédentes, l’article 5.1 des présents Statuts sera modifié à l’effet de refléter l’augmentation.

5.8.Le Conseil est autorisé à procéder à (i) une attribution gratuite de nouvelles Actions (dans les limites du capital social autorisé tel qu’il est prévu aux articles 5.2 et 5.5 ci-dessus) et (ii) une attribution des Actions existantes, sans contrepartie, à chaque fois, au profit des personnes autorisées par la Loi sur les Sociétés à percevoir cette attribution ou émission gratuite. Le Conseil est en outre autorisé à fixer les conditions et modalités de cette affectation ou de cette émission.

6. Actions.

6.1 Chaque Action est indivisible. En cas de détention d’une Action par plusieurs personnes, la Société a le droit de suspendre l’exercice de tous les droits attachés à cette Action détenue en copropriété (à l’exclusion des droits à l’information prévus par l’article 73 de la Loi sur les Sociétés) jusqu’à ce qu’une personne unique soit désignée comme le détenteur de ladite Action à l’égard de la Société.

6.2 Toutes les Actions sont identiques à tous les égards et confèrent un droit proportionnel au paiement de dividendes et toute distribution des actifs qui sont alloués auxdites Actions conformément à l’allocation du paiement prévue à l’article 12 des présents Statuts.

6.3 Un registre des actions (le Registre) est tenu au siège social et peut être consulté à la demande de chaque Actionnaire pendant les horaires habituels de bureau, sous réserve d’un préavis raisonnable et des dispositions de l’article 39 de la Loi des Sociétés.

6.4 Sous réserve de l’article 6.5, la Société considère la personne au nom de laquelle les Actions sont inscrites dans le Registre comme étant le propriétaire desdites Actions.

6.5 Lorsque les Actions sont inscrites dans le Registre pour le compte d’une (1) ou plusieurs personnes (chacun un Bénéficiaire) au nom d’un système de compensation de valeurs mobilières ou de l’opérateur dudit système ou au nom d’un dépositaire de valeurs mobilières professionnel ou tout autre dépositaire ou d’un sous-dépositaire désigné par un (1) ou plusieurs desdits dépositaires (chacun desdits systèmes, professionnels ou autres dépositaires ou sous-dépositaires, un Dépositaire) la Société :

(a) permet au Bénéficiaire d’exercer les droits attachés auxdites Actions, y compris l’admission à et le droit de vote aux Assemblée Générales ; et

(b) considère le Bénéficiaire comme le propriétaire desdites Actions et le Dépositaire concerné ne pourra exercer les droits attachés auxdites Actions que si ce dernier et la Société (ou son représentant) n’ont pas reçu des instructions du Bénéficiaire des Actions, sous réserve que la Société ou son représentant aient reçu du Dépositaire auprès duquel les Actions sont conservées une confirmation de l’identité du Bénéficiaire et des Actions détenues pour son compte. Le Conseil détermine les exigences relatives à la forme et au contenu de ladite confirmation à fournir par le Dépositaire.

6.6 Nonobstant les stipulations de l’article 6.5, la Société procédera à des paiements par le biais de dividendes et autres au Dépositaire dont le nom est inscrit dans le Registre, ou conformément aux instructions du Dépositaire. Le ou lesdits paiements libèrent la Société de toutes ses obligations à l’égard du ou desdits paiements.

6.7 Une cession d’action s’opère par la mention dans le Registre d’une déclaration de transfert, valablement datée et signée par:

(a) le cédant et le cessionnaire ou par leurs mandataires autorisés, ou

(b) tout mandataire autorisé de la Société, suivant une notification à, ou une acceptation par, la Société, conformément à l’article 1690 du Code Civil luxembourgeois, étant entendu que lorsque les Actions sont inscrites dans le Registre pour le compte de Bénéficiaires au nom d’un Dépositaire, conformément à l’article 6.5 des présents Statuts, le transfert entre Bénéficiaires s’opérera conformément aux règles et réglementations du Dépositaire concerné. Tout document établissant l’accord du cédant et du cessionnaire, qui est valablement signé par les deux parties, peut également être accepté par la Société comme preuve du transfert d’action.

6.8 La Société peut racheter ses propres Actions dans les limites prévues par la Loi sur les Sociétés et les présents Statuts.

III. Gestion - Représentation

7. Conseil d’administration.

7.1. Composition du conseil d’administration

7.1.1 La Société est gérée par le Conseil composé de trois (3) administrateurs au moins et d’un maximum de treize (13) administrateurs (chacun un Administrateur et collectivement, les Administrateurs).

7.1.2 Les Administrateurs ne sont pas nécessairement des Actionnaires.

7.1.3 L’Assemblée Générale nomme les Administrateurs et fixe leur nombre, leur rémunération ainsi que la durée de leur mandat. Avant l’assemblée générale des actionnaires de 2019, les Administrateurs sont et seront divisés en trois classes, désignés comme la Classe I, la Classe II et la Classe III. Chaque Administrateur élu avant l’assemblée générale des actionnaires de 2019 restera en fonction pour le mandat complet pour lequel cet Administrateur a été nommé. A l’expiration du mandat des (a) administrateurs de Classe I en 2021, (b) administrateurs de Classe II en 2019 et (c) administrateurs de Classe III en 2020, les administrateurs de chacune de ces classes seront élus pour un mandat expirant à l’Assemblée Générale Annuelle suivante. À partir de l’assemblée générale annuelle des actionnaires de 2021, tous les Administrateurs seront alors élus, au cours de chaque Assemblée Générale Annuelle pour des mandats qui expireront à la prochaine assemblée générale annuelle des actionnaires. Les Administrateurs sont révocables à tout moment, avec ou sans raison, par une décision de l’Assemblée Générale.

7.1.4 Une personne morale ne peut pas être nommée comme Administrateur.

7.1.5 En cas de vacance d’un poste d’Administrateur, les autres Administrateurs, agissant à la majorité simple, peuvent y pourvoir provisoirement jusqu’à la nomination d’un nouvel Administrateur par la prochaine Assemblée Générale.

7.2 Pouvoirs du conseil d’administration

7.2.1 Tous les pouvoirs non expressément réservés par la Loi sur les Sociétés ou les Statuts aux Actionnaires sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l’objet social de la Société.

7.2.2 Le Conseil peut déléguer des pouvoirs spéciaux et limités à un (1) ou plusieurs agents pour des tâches spécifiques. Le Conseil peut également établir, et déléguer des pouvoirs spécifiques à, un (1) ou plusieurs comités.

7.2.3 Le Conseil est autorisé à déléguer la gestion journalière et le pouvoir de représenter la Société à cet égard, à un (1) ou plusieurs Administrateurs, directeurs, gérants ou autres agents, Actionnaires ou non, agissant seuls ou conjointement. Si la gestion journalière est déléguée à un (1) ou plusieurs Administrateurs, le Conseil doit rendre compte à l’Assemblée Générale annuelle, de tous traitements, émoluments et/ou avantages quelconques, alloués à cet ou ces Administrateurs pendant l’exercice social concerné.

7.3. Procédure

7.3.1 Le Conseil élira en son sein un président (le Président) et peut désigner un secrétaire (le Secrétaire). Le Secrétaire n’a pas besoin d’être Administrateur, et est responsable de la tenue des procès-verbaux de réunions du Conseil et des Assemblées Générales. Le Président conserve son statut de Président du Conseil si, au terme de son mandat d’Administrateur celui-ci est renouvelé par l’Assemblée Générale.

7.3.2 Le Conseil se réunit sur convocation du Président ou de deux (2) Administrateurs agissant conjointement, à la date, heure et lieu indiqués dans l’avis de convocation, qui en principe, est au Grand- Duché de Luxembourg.

7.3.3 Il est donné à tous les Administrateurs une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures avant la date fixée pour ladite réunion, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

7.3.4 Aucune convocation n’est requise si tous les Administrateurs sont présents ou représentés à la réunion et s’ils déclarent avoir été dûment informés et avoir une connaissance complète de l’ordre du jour de la réunion. Si tous les Administrateurs consentent par écrit à renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion, la convocation écrite à la réunion n’est pas requise. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant à des heures et dans des lieux fixés dans un calendrier préalablement adopté par une résolution du Conseil.

7.3.5 Un administrateur peut donner une procuration à tout autre administrateur afin de le représenter à toute réunion du Conseil.

7.3.6 Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres et le Président sont présents ou représentés. Si ledit quorum n’est pas atteint, une seconde réunion du Conseil sera convoquée avec un ordre du jour identique et ledit Conseil nouvellement convoqué ne pourra délibérer et agir valablement que si la majorité de ses membres est présente ou représentée. Les résolutions du Conseil sont valablement adoptées à la majorité des votes des Administrateurs présents ou représentés. La voix du président est prépondérante en cas d’égalité des voix. Dans les situations où le Président se trouve en conflit d’intérêt ou est absent, un nouveau président doit être nommé pour cette réunion spécifique et aura voix prépondérante en cas d’égalité des voix.

7.3.7 Les décisions du Conseil sont consignées dans des procès-verbaux signés par le Président, par tous les Administrateurs présents ou représentés à la réunion ou par le Secrétaire (le cas échéant).

7.3.8 Tout Administrateur peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication permettant à l’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

7.3.9 Des résolutions circulaires signées par tous les Administrateurs sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil dûment convoquée et tenue et portent la date de la dernière signature.

7.3.10 Tout Administrateur qui a un intérêt personnel opposé à ceux de la Société dans une transaction est tenu d’en aviser le Conseil et de faire mentionner cette déclaration au procès-verbal de la réunion au cours de laquelle le sujet est traité. L’Administrateur en cause ne peut prendre part à ces délibérations ou voter sur ce point. Un rapport spécial relatif à la transaction concernée est soumis aux actionnaires avant tout vote, lors de la suivante Assemblée Générale. Les présentes stipulations ne s’appliquent pas lorsque la décision du Conseil est relative à des transactions conclues dans des conditions de marché équitable et dans l’exercice normales des activités.

7.4 Représentation

La Société est engagée vis-à-vis des tiers, en toutes circonstances, par :

(a) la signature conjointe de deux (2) Administrateurs ;

(b) la signature individuelle du ou des membres d’un comité de direction (management committee), si un tel comité de direction a été constitué par le Conseil ;

(c) la signature d’un directeur (management director), si un tel directeur a été nommé par le Conseil ;

(d) la signature conjointe ou unique de toute(s) personne(s) à qui le Conseil a délégué une telle autorité vis-à-vis des tiers ; et

(e) la signature individuelle de toute autre personne à laquelle le Conseil a délégué la gestion journalière de la Société, conformément aux Statuts, et ainsi uniquement dans le cadre de ses responsabilités liées à la gestion journalière.

8. Responsabilité et indemnisation des Administrateurs.

8.1. Dans la mesure la plus large permise par le droit luxembourgeois, les Administrateurs ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi sur les Sociétés.

8.2 Sous réserves des stipulations prévues par l’article 8.3 des présents Statuts, la Société indemnisera, dans les limites permises par droit luxembourgeois, tout Administrateur et ancien Administrateur de la Société contre les frais, charges et dépenses, dommages et intérêts, jugements ou autres montants raisonnablement engagés par lui ou elle dans le cadre de toute défense, résolution (y compris accord) de toute action en justice, ou procédure en matière civile, pénale ou administrative, auxquelles il ou elle peut être partie en raison de sa qualité d’ancien Administrateur ou d’Administrateur actuel de la Société.

8.3 Un Administrateur, ancien ou actuel ou un membre du conseil de direction, ancien ou actuel, ne sera pas indemnisé en cas de fraude.

8.4 Le droit à indemnisation prévu à l’article 8.2 des présents Statuts:

(a) ne sera pas perdu en cas de règlement de toute action en justice ou procédure, qu’elles soient de nature civile, pénale ou administrative; et

(b) profite aux héritiers et successeurs du membre du conseil d’Administration, actuel ou ancien membre, sans préjudice de tout autre droit à indemnisation auxquels ils pourraient prétendre.

8.5 Sous réserve de toute procédure qui pourrait être mise en oeuvre par le Conseil dans le futur, les dépenses liées à la préparation et à la défense de toute action en justice ou procédure au sens du présent article 8 seront avancées par la Société, à condition que l’Administrateur concerné, actuel ou ancien administrateur, délivre un engagement écrit sans garantie selon lequel il s’engage à rembourser à la Société toutes les sommes payées en avance s’il s’avère finalement qu’il ne peut bénéficier de l’indemnisation prévue par le présent article 8.

IV. Assemblée générale des actionnaires

9. Assemblée Générales des Actionnaires. Pour les besoins du présent Article 9, le terme «Actionnaire» comprendra (i) tout Bénéficiaire ayant droits de vote et (ii) exclura tout Dépositaire sans droit de vote, conformément à l’Article 6.5 ci-dessus.

9.1. Généralités

Les résolutions des Actionnaires sont adoptées à une Assemblée Générale annuelle (une Assemblée Générale Annuelle) ou une Assemblée Générale extraordinaire (une Assemblée Générale Extraordinaire).

9.2. Formalités de convocation

9.2.1 Le Conseil, le Président et le Réviseur d’Entreprises Agréé (tel que défini à l’Article 11) peuvent convoquer une Assemblée Générale.

Une Assemblée Générale doit être convoquée à la demande écrite d’un (1) ou de plusieurs Actionnaires représentant au moins dix pour cent (10%) des Actions. Les Actionnaires indiquent l’ordre du jour de l’Assemblée dans leur demande écrite. L’Assemblée Générale sera convoquée dans un délai d’un (1) mois de cette demande.

Un ou plusieurs Actionnaires représentant au moins dix pour cent (10%) des Actions peuvent (i) demander l’ajout d’un (1) ou de plusieurs points à l’ordre du jour de toute Assemblée Générale et (ii) rédiger le projet des résolutions pour les points à cet égard. Cette demande comprenant les projets de résolutions doit:

(a) être faite par écrit et envoyée à la Société par courrier ou moyen électronique à l’adresse contenue dans la Convocation (telle que définie ci-dessous) et accompagnée d’une justification ou du projet de résolution à adopter en Assemblée Générale;

(b) inclure l’adresse postale ou électronique à laquelle la Société peut accuser réception des demandes; et

(c) être reçue par la Société au moins vingt-deux (22) jours avant la date de l’Assemblée Générale en question.

La Société accusera réception des demandes mentionnées ci-dessus dans les quarante-huit (48) heures après réception. La Société préparera un ordre du jour révisé incluant ces points supplémentaires le ou avant le quinzième (15 ème ) jour précédant la date de l’Assemblée Générale en question.

9.2.2 Les convocations à chaque Assemblée Générale (chacune une Convocation) seront publiées au moins trente (30) jours avant la date de l’Assemblée Générale:

(a) dans le Journal Officiel (Mémorial) et dans un journal luxembourgeois; et

(b) par le biais d’un media qui sera raisonnablement considéré comme fiable pour la diffusion efficace de l’information auprès du public.

9.2.3 Si le quorum requis (si applicable) n’est pas atteint à la date de la première Assemblée Générale convoquée une autre assemblée peut être convoquée en publiant la Convocation dans le Journal Officiel et un journal luxembourgeois dix-sept (17) jours avant la date de la nouvelle assemblée convoquée à condition (a) que la première Assemblée Générale ait été convoquée dans les règles; et (b) qu’aucun nouveau point n’ait été ajouté à l’ordre du jour.

9.2.4 La Convocation contiendra au moins les informations suivantes:

(a) une indication précise de la date et du lieu de l’Assemblée Générale et son ordre du jour proposé; et

(b) une description claire et précise des procédures que les Actionnaires doivent suivre afin de participer et d’exprimer leur vote à l’Assemblée Générale, en ce compris des informations sur:

(i) la procédure de vote par procuration, notamment les formulaires à utiliser pour un vote par procuration et les modalités selon lesquelles la Société envisage d’accepter les notifications électroniques de nomination des mandataires; et

(ii) le cas échéant, la Date d’Enregistrement accompagnée d’une explication de la manière de laquelle les Actionnaires doivent se faire enregistrer et une déclaration que seules les personnes qui sont Actionnaires à la Date d’Enregistrement auront le droit de participer et de voter à l’Assemblée Générale.

9.2.5 Pendant la période ininterrompue commençant à la date de publication de la Convocation de l’Assemblée Générale à la date de l’Assemblée Générale incluse, la Société doit tenir les informations suivantes à la disposition de ses Actionnaires sur son site internet:

(a) la Convocation;

(b) le nombre total d’Actions et les droits de vote à la date de la Convocation y compris les totaux distincts pour chaque catégorie d’Actions lorsque le capital social émis de la Société est divisé en deux catégories d’actions ou plus;

(c) les documents destinés à être soumis à l’Assemblée Générale;

(d) le projet de résolutions de l’Assemblée Générale ou lorsque aucune proposition de résolution n’est soumise pour adoption, un commentaire d’un Administrateur sur chaque point de l’ordre du jour proposé de l’Assemblée Générale. Tous projets de résolutions soumis par le ou les Actionnaires seront ajoutés sur le site internet dès que possible après leur réception par la Société;

(e) le cas échéant, les formulaires à utiliser pour voter par procuration et par correspondance, sauf si ces formulaires sont directement envoyés à chaque Actionnaire.

Lorsque les formulaires visés au point (e) ci-dessus ne peuvent être mis à disposition sur le site internet pour des raisons techniques, la Société indiquera sur son site internet comment se procurer les formulaires sous forme papier. Dans ce cas, la Société est tenue d’envoyer les formulaires par courrier et sans frais à chaque Actionnaire qui le demande.

9.2.6 La Convocation est envoyée aux Actionnaires inscrits, aux Administrateurs et aux Réviseurs d’Entreprises Agréés (définis à l’Article 11) (les Destinataires) dans le délai des trente (30) ou dix-sept (17) jours, le cas échéant, visée à l’article 9.2.2 et à l’article 9.2.3 ci-dessus. Cette communication s’effectue par courrier aux Destinataires sauf si les Destinataires (ou l’un (1) d’entre eux) ont accepté expressément et par écrit de recevoir des communications par d’autres moyens, auquel cas ces Destinataires peuvent recevoir la convocation par cet autre moyen de communication.

9.3. Convocation préalable relative aux candidatures du Conseil et propositions d’autres questions

9.3.1 Les candidatures de personnes pour l’élection au Conseil et les propositions d’autres questions à traiter à une Assemblée Générale Annuelle peuvent être soumises (i) par et conformément aux instructions du Conseil ou (ii) par tout Actionnaire qui (A) était un Actionnaire au moment de la convocation donnée et envisagée par l’Article 9.3.2 ci-dessous, (B) est habilité à voter à ladite réunion et (C) a respecté les procédures de convocation prévues par le présent Article 9.3.

Sous réserve de l’Article 9.2.1 et sauf autrement prévu par la loi et les présents Statuts, le présent Article 9.3. est le seul moyen dont dispose un Actionnaire pour proposer des candidatures ou d’autres questions à traiter (autre que les candidatures et les propositions valablement soumises conformément aux dispositions applicables du droit fédéral américain, notamment de la loi «Securities Exchange Act» américaine de 1934 (telle que modifiée, Securities Exchange Act) ainsi que les règles et réglementations de la Commission des Valeurs Mobilières des Etats-Unis («Securities and Exchange Commission» y relatives) avant une Assemblée Générale Annuelle.

9.3.2 Dans la mesure où il n’en est pas prévu autrement par la loi, en ce qui concerne les candidatures et les propositions valablement soumises à l’Assemblée Générale Annuelle par un Actionnaire conformément au présent Article 9.3., (i) l’Actionnaire doit avoir remis à la Société un avis de convocation écrit dans les délais impartis accompagné des informations envisagées par l’Article 9.3.3 y compris, le cas échéant, la remise à la Société dans les délais impartis de questionnaires complétés tels qu’ils sont prévus par l’article 9.3.3. Les exigences de convocation prévues par le présent Article 9.3 seront considérées comme satisfaites par un Actionnaire concernant une question autre qu’une candidature si ce dernier a notifié la Société de son intention de soumettre une proposition lors d’une Assemblée Générale Annuelle conformément aux règles et réglementations applicables en vertu du Securities Exchange Act et que ladite proposition d’Actionnaire a été inclue dans la circulaire de procuration établie par la Société à l’effet de solliciter des procurations pour ladite Assemblée Générale Annuelle.

9.3.3 Pour être considérée avoir été remise dans les délais impartis aux fins de l’Article 9.3.2, une convocation d’Actionnaire doit être remise à la Société à l’adresse du siège social de la Société à une date (i) qui doit intervenir au plus tard à l’heure de fermeture des bureaux du quatre-vingt-dixième (90 ème ) jour et au plus tôt à l’heure de fermeture des bureaux du cent vingtième (120 ème ) jour précédant la date de l’Assemblée Générale Annuelle mentionnée à l’Article 10.4. En aucun cas l’ajournement ou le report d’une Assemblée Générale Annuelle ou de l’annonce qui en est faite n’a pour effet de faire débuter une nouvelle période pour la remise de ladite convocation.

9.3.4 Ladite convocation d’Actionnaire doit indiquer: (i) pour chaque candidat dont l’Actionnaire soumet la candidature pour élection ou réélection en qualité d’Administrateur, (A)

toutes les informations concernant ledit candidat qui pourraient être exigées à l’effet d’être divulguées dans les sollicitations de procurations pour l’élection dudit candidat en qualité d’Administrateur conformément au Règlement 14A en vertu du Securities Exchange Act ainsi qu’un consentement écrit dudit candidat à siéger en tant qu’Administrateur s’il est élu, et (B) une description de toutes les rémunérations directes ou indirectes et autres arrangements, accords et ententes pécuniaires significatifs durant les trois (3) dernières années, et toutes autres relations significatives, le cas échéant, entre ou concernant d’un côté, ledit Actionnaire, toute Personne Associée à l’Actionnaire ou l’une de leurs affiliées ou associées respectives et de l’autre côté, le candidat dont le nom est proposé ou l’une de ses affiliées ou associées; (ii) en ce qui concerne chacune des propositions que l’Actionnaire souhaite soumettre à l’Assemblée Générale Annuelle , une brève description de ladite proposition, les raisons qui justifient la soumission de ladite proposition à l’assemblée, le texte de la proposition ou de la question à traiter (notamment le texte de toutes résolutions soumises à considération et dans le cas où ladite question inclue une proposition de modifier les Statuts, le texte de la modification proposée) ainsi que tout intérêt significatif que retire l’Actionnaire au titre de la proposition, et (iii) (A) le nom et l’adresse de l’Actionnaire convoquant et ceux de la ou des Personnes Associées à l’Actionnaire, le cas échéant, et pour le compte de laquelle la candidature ou la proposition est soumise, (B) le nombre d’Actions qui sont détenues directement ou indirectement par l’Actionnaire ou la Personne Associée à l’Actionnaire comme propriétaire véritable ou propriétaire inscrit, (C), toute option, warrant, valeur mobilière convertible, droit à la plus-value des actions, ou droit similaire accompagné d’un exercice ou un privilège de conversion, ou un règlement ou mécanisme de paiement à un prix relatif à toutes Actions ou avec une valeur dérivée en tout ou partie de la valeur de toutes Actions, que cet instrument ou droit soit ou non soumis au règlement des Actions sous-jacentes ou autrement (chacun, un Instrument Dérivé) détenues directement ou indirectement par l’Actionnaire ou la Personne Associée à l’Actionnaire comme propriétaire véritable ou propriétaire inscrit ainsi que toute autre opportunité directe ou indirecte de bénéficier ou de participer à tout profit dérivé de toute augmentation ou réduction de la valeur des Actions détenues par l’Actionnaire ou la Personne Associée à l’Actionnaire, (D) toute procuration, contrat, arrangement, accord ou relation en vertu duquel ledit Actionnaire ou ladite Personne Associée à l’Actionnaire détient le droit de voter lié à toutes Actions , (E) tout intérêt proportionnel dans les Actions ou Instruments Dérivés détenus, directement ou indirectement, par un actionnaire commandité ou commanditaire au sein duquel ledit Actionnaire ou ladite Personne Associée à l’Actionnaire agit en qualité d’actionnaire commandité ou détient, directement ou indirectement, en tant que propriétaire véritable un intérêt au sein d’un actionnaire commandité, (F) toute commission liée aux résultats (autre que des commissions basées sur les actifs) auxquelles ledit Actionnaire ou ladite Personne Associée à l’Actionnaire a droit sur la base de toute augmentation ou réduction de la valeur des Actions ou des Instruments Dérivés, (G) toute autre information relative audit Actionnaire ou à ladite Personne Associée à l’Actionnaire, le cas échéant, exigées à l’effet d’être divulguées dans une sollicitation de procuration ou autre dépôt à effectuer nécessaire et relatif aux sollicitations de procurations pour, selon le cas, la proposition et / ou la candidature d’Administrateurs dans le cadre d’une élection en vertu de et conformément à l’article 14 (a) du Securities Exchange Act et des règles et réglementations de la Commission des Valeurs Mobilières des Etats-Unis («Securities and Exchange Commission») qui en découlent, (H) une déclaration selon laquelle l’Actionnaire est habilité à voter à ladite Assemblée Générale Annuelle et souhaite participer en personne ou par procuration afin de soumettre ladite question ou candidature, (I) une attestation indiquant si l’Actionnaire ou toute Personne Associée à l’Actionnaire a respecté ou non l’ensemble des exigences légales applicables concernant l’acquisition d’Actions ou autres valeurs mobilières de la Société par l’Actionnaire et chaque Personne Associée à l’Actionnaire ainsi que les actes et omissions de l’Actionnaire et de chaque Personne Associée à l’Actionnaire en tant qu’Actionnaire ou propriétaire véritable des valeurs mobilières de la Société, et (J) si l’Actionnaire souhaite remettre une sollicitation de procuration et un formulaire de procuration aux détenteurs de, en cas de question, au minimum le pourcentage des Actions nécessaire au soutien de la proposition en vertu de la loi applicable, ou en cas de candidature(s), un nombre suffisant d’Actionnaires que ledit Actionnaire considère raisonnablement être suffisant à l’effet de nommer ledit candidat ou candidats ou autrement solliciter des procurations ou votes d’Actionnaires à l’effet de soutenir ladite proposition ou ladite candidature.

Aux fins du présent Article 9.3, une «Personne Associée à l’Actionnaire» pour tout Actionnaire signifie: (i) un «affilié» ou «associé» (tel que défini dans la Règle 12b-2 du Securities Exchange Act) dudit Actionnaire, (ii) tout Bénéficiaire autre bénéficiaire économique de de toute Action ou autres valeurs mobilières détenues par cet Actionnaire en tant que propriétaire véritable ou propriétaire inscrit; (iii) toute personne qui, directement ou indirectement, contrôle, est contrôlée par ou est sous un contrôle commun avec une Personne Associée à l’Actionnaire dont il est question aux Points (i) ou (ii) ci-dessus; et (iv) toute personne agissant, dans le cadre d’une affaire concernant la Société ou ses Actions, de concert avec ledit Actionnaire ou tout Bénéficiaire ou autre bénéficiaire économique de toute Actions ou autres valeurs mobilières de la Société détenues par cet Actionnaire en tant que propriétaire véritable ou propriétaire inscrit.

De plus, pour qu’une candidature soit correctement soumise à une Assemblée Générale Annuelle par un Actionnaire conformément au Point (iii) de l’Article 9.3.1, tout candidat proposé par un Actionnaire devra compléter un questionnaire, dans la forme fournie par la Société, et renvoyer à la Société une copie signée dudit questionnaire dans les dix (10) jours suivant la date à laquelle la Société a fourni à l’Actionnaire souhaitant proposer ladite candidature ou audit candidat, le formulaire dudit questionnaire. La Société pourra, de manière raisonnable, demander au candidat proposé de fournir d’autres informations afin de déterminer l’admissibilité du candidat proposé à agir en tant qu’Administrateur indépendant de la Société ou de déterminer ce qui pourrait être significatif, de l’interprétation raisonnable d’un Actionnaire, de l’indépendance ou du manque d’indépendance du candidat. Les informations requises qui seront inclues dans une convocation en vertu du présent Article 9.3.3 seront fournies à compter de la date de ladite convocation et seront complétées au plus tard par l’Actionnaire dans les dix (10) jours suivant la Date d’Enregistrement pour la détermination des Actionnaires autorisés à convoquer une assemblée pour divulguer toute modification aux informations à compter de la Date d’Enregistrement. Les informations requises qui seront inclues dans une convocation en vertu du présent Article 9.3.3 ne portent pas sur les activités d’affaires normales de tout Dépositaire ou tout autre courtier, négociant, banque commerciale, société de fiducie ou autre candidat préparant et soumettant la convocation mentionnée dans le présent Article 9.3.3 pour un Bénéficiaire ou autre bénéficiaire économique des Actions détenues par ledit courtier, négociant, banque commerciale, société de fiducie ou autre candidat et qui n’est pas autrement affilié ou associé audit Bénéficiaire ou autre bénéficiaire économique.

9.3.5 Sous réserve des présents Statuts et des lois applicables, seules les personnes sélectionnées conformément aux procédures prévues au présent Article 9.3 seront admissibles pour une candidature de et pour agir en tant qu’Administrateur et les seules questions qui seront traitées lors d’une Assemblée Générale Annuelle seront celles qui auront été proposées à l’assemblée conformément aux procédures prévues au présent Article 9.3. Le président de l’Assemblée Générale Annuelle a le pouvoir et le devoir de déterminer si une candidature ou une proposition a

été faite conformément aux procédures prévues au présent Article 9.3 et, si une candidature ou proposition n’est pas conforme au présent Article 9.3, sauf disposition contraire des lois, ladite candidature ou proposition sera ignorée.

9.3.6 Les seules questions traitées lors d’une Assemblée Générale Extraordinaire seront celles figurant sur la Convocation. Les candidatures des personnes pour élection au Conseil peuvent être faite lors d’une Assemblée Générale Extraordinaire à laquelle des Administrateurs doivent être élus conformément à la Convocation (1) par ou suivant instructions du Conseil ou (2) à condition que le Conseil ait décidé que des Administrateurs seront élus à cette assemblée, par tout Actionnaire de la Société qui est un Actionnaire au moment où la convocation prévue par l’Article 9.3 est envoyée à la Société, qui a le droit de vote concernant ladite élection lors de cette assemblée et qui se conforme aux procédures de convocations prévues dans le présent Article 9.3.

Si la Société convoque une Assemblée Générale Extraordinaire aux fins d’élire un (1) ou plusieurs Administrateurs, tout Actionnaire ayant le droit de voter lors de cette élection d’Administrateurs pourra proposer la candidature d’une ou de personne(s) (selon le cas) pour l’élection à/aux poste(s) mentionné(s) dans la Convocation, si la convocation de l’Actionnaire prévue à l’Article 9.3.2 est envoyée à la Société, au siège social de la Société au plus tard à la fermeture des bureaux le quatre-vingt-dixième (90 ème ) jour avant ladite Assemblée Générale Extraordinaire au plus tard ou le dixième (10 ème ) jour suivant le jour où l’annonce publique a été faite pour la première fois concernant la date de l’Assemblée Générale Extraordinaire et les candidatures proposées par le Conseil pour élection à ladite assemblée. En aucun cas l’annonce publique de l’ajournement ou du report d’une Assemblée Générale Extraordinaire n’a pour effet de faire débuter une nouvelle période (ou de prolonger toute période) pour la remise de ladite convocation d’Actionnaire telle que décrite ci-dessus.

9.3.7 Aux fins du présent Article 9.3, une «annonce publique» signifie la publication dans un communiqué de presse annoncé par le Dow Jones News Service, Associated Press ou un service d’informations comparable ou dans un document publiquement déposé par la Société auprès de la Commission des valeurs mobilières des Etats-Unis (Securities and Exchange Commission) en vertu des Articles 13, 14 ou 15(d) du Securities Exchange Act.

9.3.8 Nonobstant les précédentes stipulations du présent Article 9.3, un Actionnaire devra aussi se conformer aux exigences applicables du Securities Exchange Act et aux règles et règlements de celle-ci dans le cadre des points prévus au présent Article 9.3. Rien dans le présent Article 9.3 n’affecte les droits, le cas échéant, des Actionnaires de demander l’ajout de candidatures ou de propositions dans la sollicitation de procuration en vertu des dispositions applicables du droit fédéral, y compris le Securities Exchange Act.

9.3.9 Nonobstant les précédentes stipulations du présent Article 9.3, sauf disposition contraire de la loi, si un Actionnaire (ou un mandataire de l’Actionnaire) ne comparaît pas à l’Assemblée Générale afin de soumettre une candidature ou une proposition de question à traiter ou ne fournit pas les informations requises par le présent Article 9.3.3, y compris toute information complémentaire, ladite candidature sera ignorée et les questions ne seront pas traitées en dépit du fait que des procurations pour ce vote aient été reçues par la Société.

9.3.10 Aux fins du présent Article 9.3, afin d’être considéré comme un mandataire habilité d’un Actionnaire, une personne doit être un agent autorisé, un gérant ou un associé dudit Actionnaire ou doit être mandaté par un écrit signé par ledit Actionnaire ou par une transmission électronique délivrée par ledit Actionnaire afin d’agir pour ledit Actionnaire en tant que mandataire lors de l’assemblée des Actionnaires; ladite personne devra fournir cet écrit ou transmission électronique ou une copie valable de cet écrit ou transmission électronique lors de l’assemblée des Actionnaires.

9.4 Procédures à une Assemblée Générale

9.4.1 Chaque Action donne doit à un (1) vote.

9.4.2 Sauf si la loi ou les Statuts ne l’exige autrement, les décisions de l’Assemblée Générale dûment convoquée sont adoptées à la majorité simple des présents ou des représentés qui votent. Aucune action ne pourra être prise par L’Assemblée Générale s’il n’y a pas au moins cinquante pour cent (50%) des Actions représentées. Si le quorum n’est pas atteint à l’Assemblée Générale, le président de la réunion peut ajourner la réunion à un endroit, le cas échéant, date et heure.

9.4.3 Une Assemblée Générale Extraordinaire ne peut modifier les Statuts que si cinquante pour cent (50%) des Actions au moins sont représentées et que l’ordre du jour indique les modifications statutaires proposées ainsi que le texte de celles qui modifient l’objet social ou la forme de la Société. Si ce quorum n’est pas atteint, une deuxième Assemblée Générale Extraordinaire sera convoquée par annonces publiées conformément à l’Article 9.2.2 des présents Statuts. La seconde Assemblée Générale Extraordinaire délibère valablement quelle que soit la proportion du capital représenté. Aux deux Assemblées Générales Extraordinaire, les résolutions doivent être adoptées par deux tiers (2/3) au moins des voix exprimées.

9.4.4 Tout changement de nationalité de la Société doit être adopté avec une majorité des deux tiers (2/3) au minimum des voix exprimées au cours d’une assemblée des actionnaires ayant réunies les conditions de quorum. Toute augmentation de l’engagement d’un Actionnaire dans la Société au-delà de la valeur nominale de ses Actions exige le consentement unanime des Actionnaires.

9.4.5 Chaque Actionnaire a le droit de poser des questions concernant les points de l’ordre du jour de l’Assemblée Générale. Le Conseil répondra aux questions posées par les Actionnaires dans la limite des mesures qu’elle peut prendre afin de s’assurer de l’identification des Actionnaires, le bon déroulement des Assemblées Générales et de leur préparation ainsi que de la protection de la confidentialité et de ses intérêts commerciaux.

Le Conseil peut fournir une (1) réponse globale aux questions ayant le même objet. Lorsque les informations demandées sont disponibles sur le site internet de la Société sous la forme de question/réponse, le Conseil sera réputé avoir répondu aux questions posées en renvoyant au site internet.

9.4.6 Sans préjudice de l’Article 9.2.4 (b) (ii), un Actionnaire peut agir à toute Assemblée Générale en nommant une autre personne physique ou morale qui n’est pas nécessairement un Actionnaire comme son mandataire par écrit soit en original, par télécopie ou message électronique où une signature électronique (valable en droit luxembourgeois) est apposée. Ledit mandataire jouira des mêmes droits de prendre la parole et de poser des questions durant l’Assemblée Générale que ceux dont bénéficierait l’Actionnaire ainsi représenté. Un Actionnaire agissant en tant que mandataire aura le droit d’exercer le vote lié aux Actions détenues par l’Actionnaire qu’il représente en plus du vote lié à ses propres Actions. Toutes les procurations doivent être reçues par le Conseil avant que la résolution en question ne soit soumise au vote. Une personne agissant comme mandataire peut représenter plus d’un (1) Actionnaire.

9.4.7 Les droits d’un Actionnaire de participer à une Assemblée Générale et d’exercer le vote attaché à une de ses Actions ne sont soumis à aucune exigence selon laquelle ses Actions devraient être déposées, cédées ou enregistrées auprès ou au nom d’une personne physique ou morale avant l’Assemblée Générale.

9.4.8 Les droits d’un Actionnaire de vendre ou céder d’une autre manière ses Actions durant la période entre la Date d’Enregistrement (définie à l’Article 9.4.9 ci-dessous) et l’Assemblée Générale à laquelle elle s’applique ne sont soumis à aucune limitation à laquelle ils ne sont pas soumis le reste du temps.

9.4.9 Les droits d’un Actionnaire de participer à une Assemblée Générale et d’exercer les droits de vote attachés à ses Actions sont déterminés en fonction du nombre des Actions qu’il détient à minuit (00:00) le quatorzième (14 ème ) jour qui précède la date de l’Assemblée Générale ou cet autre jour déterminé par le Conseil et inclus dans la Convocation (la Date d’Enregistrement). Chaque Actionnaire indiquera, avant ou à la Date d’Enregistrement, son intention de participer à l’Assemblée Générale. La Société fixe les modalités de cette déclaration. Pour chaque Actionnaire qui indique son intention de participer à l’Assemblée Générale, la Société enregistre son nom ou dénomination sociale et adresse ou siège social, le nombre d’Actions qu’il détient à la Date d’Enregistrement et une description des documents établissant la détention des Actions à cette date.

9.4.10 La preuve de qualification d’Actionnaire ne peut être soumise à d’autres exigences que celles qui sont nécessaires à l’identification des Actionnaires et seulement dans la mesure où elles sont proportionnées pour atteindre cet objectif.

9.4.11 Si tous les Actionnaires sont présents ou représentés à une Assemblée Générale et se considèrent comme ayant été valablement convoqués et informés de l’ordre du jour de l’Assemblée Générale, elle peut se tenir sans convocation préalable.

9.4.12 Le Conseil peut définir d’autres conditions que les Actionnaires doivent remplir pour participer à une Assemblée Générale soit en personne ou par procuration.

9.4.13 Le Conseil élira un président de l’Assemblée Générale. Le président désignera un secrétaire et un scrutateur. Le président, le secrétaire et le scrutateur constituent le bureau de l’Assemblée Générale.

9.4.14 Le procès-verbal de l’Assemblée Générale est signé par les membres du bureau de l’Assemblée Générale et par tout Actionnaire qui le désire.

9.4.15 Cependant, si les décisions de l’Assemblée Générale doivent être certifiées, des copies ou des extraits pour action en justice ou ailleurs, ils doivent être signés par le Président ou par deux (2) Administrateurs.

9.4.16 Dans les quinze (15) jours qui suivent la date de l’Assemblée Générale, la Société publiera sur son site internet le résultat des votes exprimés à l’Assemblée Générale, comprenant le nombre d’Actions pour lesquelles des votes ont été valablement exprimées ainsi que la proportion du capital représentée par ces votes valablement exprimés, le nombre total de votes valablement exprimés, le nombre de vote exprimé pour et contre chaque résolution, et, le cas échéant, le nombre d’abstentions.

V. Comptes annuels - Affectation des bénéfices - Contrôle

10. Exercice social et approbation des comptes annuels.

10.1 L’exercice social commence le premier (1) janvier de chaque année et se termine le trente-et-un (31) décembre de chaque année.

10.2 Chaque année, le Conseil dresse le bilan et le compte de pertes et profits ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes des dirigeants et des Administrateurs.

10.3 Un mois avant l’Assemblée Générale annuelle, le Conseil remet au Réviseur d’Entreprises Agréé (tel que défini dans l’Article 11), un rapport sur les opérations de la Société, ainsi que les pièces justificatives s’y rapportant. Le Réviseur d’Entreprises Agréé (tel que défini dans l’Article 11) prépare alors un rapport pour les Actionnaires conformément à la loi.

10.4 L’Assemblée Générale annuelle se tient à l’adresse du siège social de la Société ou en tout autre lieu dans la municipalité du siège social, comme indiqué dans la convocation à l’assemblée, le premier lundi du mois de juin de chaque année à 14 heures ou à une autre date et à une autre heure dans les six (6) mois de la clôture de l’exercice social indiqué par le Conseil. Si ce jour n’est pas un jour ouvré à Luxembourg, l’Assemblée Générale annuelle se tient le jour ouvré suivant.

11. Réviseurs d’entreprises.

11.1 Les comptes annuels de la Société ainsi que les états financiers consolidés dont la préparation est exigée par la loi (Comptes) sont établis conformément aux normes comptables applicables et à la loi, et ces Comptes sont audités au moins une fois par an par une personne, un partenariat ou une société désigné en tant que réviseur d’entreprises agréé de la Société et choisi parmi les membres de l’Institut des Réviseurs d'Entreprises de Luxembourg, autorisés à réaliser des audits par la Commission de Surveillance du Secteur Financier luxembourgeoise (le Réviseur d'Entreprises Agréé).

11.2 Le réviseur d’entreprises agréé est désigné par l’Assemblée Générale pour un mandat n’excédant pas six (6) ans et il est rééligible.

12. Affectation des bénéfices.

12.1 Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi (la Réserve Légale) jusqu’à ce que cette exigence ne soit plus obligatoire. Cette affectation cesse d’être exigée quand la Réserve Légale atteint un montant égal dix pour cent (10%) du capital social émis de la Société, mais redevient obligatoire si la Réserve Légale s’élève à un montant inférieur à dix pour cent (10%) du capital social émis de la Société.

12.2 L’Assemblée Générale décide de l’affectation du solde des bénéfices nets annuels. Elle peut allouer ce bénéfice au paiement d’un dividende, l’affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

12.3 Des dividendes intérimaires peuvent être distribués, aux conditions suivantes:

(e) des comptes intérimaires sont établis par le Conseil;

(f) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ou statutaire;

(g) la décision de distribuer des dividendes intérimaires est adoptée par le Conseil dans les deux (2) mois suivant la date des comptes intérimaires; et

(h) le Réviseur d’Entreprises Agréé, doit préparer un rapport adressé au Conseil qui doit vérifier si les conditions prévues ci-dessus ont été remplies.

VI. Dissolution - Liquidation

13. Dissolution - Liquidation. La Société peut être dissoute à tout moment, par une résolution de l’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts.

L’Assemblée Générale nomme un (1) ou plusieurs liquidateurs, qui n’ont pas besoin d’être des Actionnaires, pour réaliser la liquidation et détermine leur nombre, pouvoirs et rémunération. Sauf décision contraire de l’Assemblée Générale, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

VII. Dispositions générales

14. Dispositions Générales.

14.1 Les convocations et communications, ainsi que les renonciations à celles-ci, sont faites, et les résolutions circulaires sont établies par écrit, téléfax, e-mail ou tout autre moyen de communication électronique.

14.2 Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un Administrateur conformément aux conditions acceptées par le Conseil.

14.3 Les signatures peuvent être sous forme manuscrite ou électronique, à condition que les signatures électroniques remplissent l’ensemble des conditions légales requises pour pouvoir être assimilées à des signatures manuscrites. Les signatures des résolutions circulaires ou des résolutions adoptées par téléphone ou visioconférence peuvent être apposées sur un (1) original ou sur plusieurs copies du même document, qui ensemble, constituent un (1) seul et unique document.

14.4 Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légale d’ordre public, à tout accord présent ou futur conclu par les Actionnaires.

For updated and consolidated Articles of Association as of 14 June 2021.

Danielle KOLBACH,

Notary in Junglinster (Grand Duchy of Luxembourg).

Junglinster, the 15th of June 2021.

In case of discrepancies between the English and the French text, the English version will prevail.

En cas de divergences entre le texte anglais et le texte français, le texte anglais fera foi.